Reliant Holdings, Inc. S-1

Exhibit 10.1

Reliant Pools

	NAME: JOB ADDRESS: CITY/STATE/ZIP:	DATE OF CONTRACT LOT/BLOCK SUBDIVISION
HOME # WORK # CELL #	FAX # EMAIL	POOL SIZE PERIMETER WIDTH	DEPTH AREA SQ/FT MAX LENGTH

THIS AGREEMENT IS SUBJECT TO BINDING ARBITRATION

Completion time is a good faith estimate only. Average construction completion to be 45 working days after day of start barring time delays beyond Reliant Pools reasonable control. Large custom projects may take longer.

GENERAL TERMS AND CONDITIONS AT THE END ARE PART OF THE AGREEMENT.

	The price specifications and conditions are satisfactory and are hereby accepted. Reliant Pools is authorized to do the work as specified. Payments will be made payable as outlined below. Buyer will deliver payment to the office at each stage of construction as specified below.	Reliant Pools 12343 Hymeadow Drive, Suite 3-A Austin, TX 78750 512.407.2623 www.reliantpools.com
Project Price	$	A.	At excavation	$
Buyers Allowance	$	B.	At completion of gunite	$
Total Contract Amount	$	C.	At tile & coping	$
Down Payment	$	D.	At decks	$
Balance of Contract	$	E.	Prior to equipment & plaster	$
Make Checks Payable To Reliant Pools
Buyer (owner) acknowledges that he has read the contract in its entirety and received a legible copy of this contract including the terms and Conditions contained at the bottom of this document thereof and that all representatives made orally are included herein, and that no oral representations have been made except those specifically included notice of cancelation.
	Submitted by:_____________________________________________	Date:_______________________
	Accepted by Buyer:_____________________ Date:____________	Buyer:___________________ Date:____________
This agreement subject to the approval of an officer of Reliant Pools
	(Copies do not require written approval)	Reliant Pools Representative:_____________________

NOTE TO THE BUYER, DO NOT SIGN THIS CONTRACT BEFORE YOU READ IT OR IF IT CONTAINS ANY BLANK SPACES, YOU ARE ENTITTLED TO AN EXACT COPY OF THE CONTRACT YOU HAVE SIGNED. DO NOT SIGN THIS CONTRACT UNTIL YOU HAVE READ IN FULL AND UNDERSTAND THE ADDITIONAL TERMS AND CONDITION TO THIS CONTRACT WHICH ARE CONTAINED ON THE BACK OF THIS DOCUMENT.

	Notice of Cancellation :	Date:______________________

You may cancel this transaction, without any penalty or obligation, within three business days from the above date. If you cancel, any property traded in any payments made by you under the contract or sale, and any negotiable instrument executed by you will be refunded within 10 days following receipt by the seller of your cancellation notice any security interest arising out to the transaction will be cancelled. If you cancel, you must make available to the seller at your residence, in substantially as good condition as when received, any goods delivered to you under this contract or sale, or you may if you wish, comply with the instructions of the seller regarding the return shipment of the goods at the seller’s expense and risk. If you do not make the goods available to the seller and the seller does not pick them up within 20 days of the date of your notice of cancelation, you may retain or dispose of the goods without any further obligation. If you fail to make the goods available to the seller, or if you agree to return the goods to the seller and fail to do so, then you remain liable for performance of all obligations under this contract. To cancel this transaction, mail or deliver a signed copy of this cancellation notice, or send a telegram to Reliant Pools at: 12343 Hymeadow Drive, Suite 3-A, Austin, TX 78750

NO LATER THAN MIDNIGHT OF THE DATE: _____________ I /we hereby cancel this transaction

Date (Buyer’s Signature)_________________ _____________

THE UNDERSIBNED HEREBY ACKNOWLEDGES HE/SHE HAS BEEN TOLD VERBALLY OF HIS OR HER RIGHT TO CANCEL THIS CONTRACT.

(Buyer’s) Signature Date		(Buyer’s) Signature Date Page # 1 of 4 Buyers Initials________

Customer:	Project Information & Specifications	Address:

1. Plans RP to supply construction plans

2. Engineers Letter

3. RP to layout for approval

4. Building Permit (RP to act as owners agent)

Homeowner’s Association Approval

5. Excavation RP to any pregrade

A. Additional excavation for hard digging &

Jack-hammering of rock $20 per cubic foot

B. Additional Grading Hours @ $ 100 per hour

C. Trees in access and to be removed & hauled off

D. RP to uproot 4’ high stumps at time of excavation

In access or project area only total #

E. Additional Topsoil

F. Concrete removal (SQ/FT)

G. Access Bobcat Only

6. Access Walls, Air Conditioners & Storage Units

A. Fence removed by RP

(type of fence)

B. A/C or Storage removed by RP

(type of structure)

7. Misc. _______________________________

8.Misc. _______________________________

9. RP Swimming Pool Equipment

A. Hayward Filter (Type & Size)

B. Hayward Pump (Type & Hp.)

C. Additional Pump

D. Controller Type

E. Controller Remote

F. Automatic Chlorinating System Type

G. Water Purification System

H. Deluxe Skimmer #

I. Directional Returns #

J. Schedule 40 PVC plumbing thru-out

K. Dual Main Drains

Misc. _______________________________

10. Masonry

A. Retaining Walls by RP

(height & Length)

B. Chop Block Wall (No Footer) Sq./Ft.=

C. Chop Block Wall (W/ Footer) Sq./Ft.=

D. Misc. _______________________________

E. Misc _______________________________

F. ____________________________________

11. Water Feature’s

A. Waterfall (Per ton)

B. Accent Boulders #

C. Wet Wall 18” High (Per Lin./Ft)

D. Stone Scuppers (# & length)

E. Misc. _______________________________

Included

Yes □ No □

Yes □ No □

Yes □ No □

(By Customer)

Yes □ No □

Yes □ No □

Yes □ No □

Yes □ No □

Yes □ No □

(By Customer)

Yes □ No □

Yes □ No □

Yes □ No □

Yes □ No □

Yes □ No □

Yes □ No □

Yes □ No □

Yes □ No □

Yes □ No □

Yes □ No □

Yes □ No □

Yes □ No □

Yes □ No □

Yes □ No □

Yes □ No □

Yes □ No □

Included

Included

Yes □ No □

Yes □ No □

Yes □ No □

Yes □ No □

Yes □ No □

Yes □ No □

Yes □ No □

Yes □ No □

Yes □ No □

Yes □ No □

Yes □ No □

Yes □ No □

12. Lighting

A. Path Lights (type & #)

B. Tall Light (type & #)

C. Step Lights (type & #)

D. Spot Lights (type & #)

E. Misc. ______________________________________

F. Misc. ______________________________________

13. Electrical:

A. G.F.C.I. Plugs and switches (#)

B. Ceiling lights or ceiling fan wiring

C. Misc. ______________________________________

D. Misc. ______________________________________

14. Decking

A. Natural concrete (Sq./Ft.)

B. Acrylic Lace Pattern over concrete (Sq./Ft.)

C. Flagstone Decking

D. Steps (Per./Lin. Ft)

E. Top over Existing Concrete

F. Deck Drains

G. Volleyball or Umbrella Sleeves #

H. Misc. ______________________________________

15. Allowance

Yes □ No □

Yes □ No □

Yes □ No □

Yes □ No □

Yes □ No □

Yes □ No □

Included

Yes □ No □

Yes □ No □

Yes □ No □

Yes □ No □

Yes □ No □

Yes □ No □

Yes □ No □

Yes □ No □

Yes □ No □

Yes □ No □

Yes □ No □

Yes □ No □

Yes □ No □

A. __________________________________________________________________

B. __________________________________________________________________

C. __________________________________________________________________

16. Any items not listed in the afore mentioned outline.

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

17. Extended Limited Warranty

A. RP Limited Lifetime Structural warranty

B. 3 Years Hayward Manufacturers warranty

18. Permit Package

Customer always responsible for fees associated with permitting over and above $500.00

19. Additional Work to Home or Yard to be added to Price

In the event customer chooses to have other work performed by RP. such as landscaping, patio covers, decks, gazebos & outdoor kitchens, etc. Said items will require an additional form to be attached to this contract.

Included Included Yes □ No □ Yes □ No □

Page # 2 of 4 Buyers Initials________

THIS AGREEMENT IS SUBJECT TO BINDING ARBITRATION

ORAL AGREEMENT OR PRIOR PROPOSALS BETWEEN CUSTOMERS AND SALESPERSONS WILL NOT BE HONORED UNLESS SPECIFIED IN WRITING ON THIS CONTRACT.

1.

WARRANTIES

Limited Warranties- Reliant Pools (hereinafter referred to as RP) warrants its work to be free from defects in the material and workmanship for a period of one year from the date the pool is plastered. RP further warrants the pool structure will remain structurally sound for the period of time that the pool is owned by the original Customer. The term structurally sound means that the swimming pool is capable of retaining water, and, in the event of failure to do so, RP will repair the pool structure so that it will retain water. The Lifetime warranty does not extend to, or cover coping, tile, decking, coloring, plaster, plumbing, electrical, filter, heater, or other pool accessories, which are by definition not part of the pool structure. Glass Block has no guarantee against leaking, cracking or chipping .RP may issue a new warranty that the pool structure will remain structurally sound to second owner after a complete inspection by RP. Instructions to such new owner and payment to RP of inspection fee therefore, transferred structural warranty to second owner is for a period of 3 years .In the event RP contracts to install sidewalks and decking, Customer understands that sidewalks and concrete decking are not warranted against cracking, chipping or shifting. Plaster is not warranted against discoloration, staining, chipping or cracking since these things generally result from local water conditions, improper use of chemicals or improper cleaning of the pool. Concrete, mortar, deck toppings, tile, coping, colored plaster or pebble finishes have no guarantee as to final coloring. All pool equipment and accessories installed as provided for herein carry a warranty as provided by the manufacturer of the same. When the customer has work performed by others, RP does not warrant such work and RP shall not be held liable for such work or loss damages, which may result therefrom. Pool and Spa jets are not guaranteed to have equal pressure flow of water and/or air bubbles. Customer shall notify RP of any alleged defects or breach of the above warranty within a reasonable time after discovery, in no event later than ten (10) days after discovery; such notice shall be sent to RP as its place of business set forth on the other side of this contract. The above warranties are effective only if Customer has complied with all terms and conditions, payment and other provisions of the contract. The warranties become void if: the pool is not kept full except for a ten (10) day maintenance period each year, if the pool structure is damaged by reason of the water rising above the lowest point of the pool when the pool is not kept full; or by reason of any earth or fill ground movement, Acts of God, war, riots, or other civil disturbance, acts of others; or if there was a transfer or change of ownership of the real property on which the pool is located. Defects or failures resulting from mistreatment or neglect by Customer will be repaired or serviced at Customer’s expense. If Customer has work performed by others that is not provided for in this contract, such as, but not limited to, electrical panel changes, landscaping, erection of fences and retaining walls, RP does not warrant such work, and RP shall not be held liable for such work or loss or damages which may result therefrom. The site and exclusive remedy of the Customer and obligation of RP for the matter set forth herein whether on warranty, contract, negligence, or strict liability, is the repair of the defect. RP shall in no event be liable for special or consequential damages. A Diagnostic fee will be charged by RP for each service call to determine the problem and offer a remedy. Owner understands that Salt Water Systems are corrosive and RP is not responsible for damage done to any part of the pool, including but not limited to coping, plaster, deck, landscaping, or equipment damaged by any type Salt (Chlorine Generator) systems.

2.

CONTRACTS AND SPECIFICATION

If excavation has not started within ninety (90) days from date of the contract for reasons beyond RP control, RP shall have the right to cancel the contract upon notice to Customer. This contract constitutes the entire contract and the parties are not bound by any oral expression or representation by any agent of either party purporting to act for or on behalf of either party or by a commitment or arrangement not specified in the contract. No additional work shall be done without written authorization by Customer. Any such authorization shall be on change order form showing the agreement terms and the reason for such change and approved by both parties. For such additional work so added to the contract, it is agreed that the total price under this contract shall be increased by the price of such additional work, that installments may be increased proportionally and that all terms and conditions of this contract shall apply to such additional work. Both parties agree that the contract completion date shall be extended five (5) days for each additional day necessitated by the change order. If any provision (or portion thereof) of this contract shall be deemed invalid if it is agreed that such invalidity shall only effect such provisions (or portion thereof) and the remainder of this contract shall remain in force in effect. Customer will not schedule other contractors that may interfere with RP work schedule such as landscaping, water sprinklers, etc., until ten (10) days after RP has completed plaster of pool. Owner can schedule fencing before plaster, but leave access for plaster truck and cleanup.

3.

RESPONSIBILITIES OF RP CONDITIONS AND LIMITATIONS

RP agrees to do all work provided in this contract in good and workmanlike manner, but shall not be responsible for delay or failure to perform work when such delay or failure is due to: Acts of God, in climate weather, war, riot or other civil disturbance, labor dispute, government prohibition, non-issuance of all required permits affecting the swimming pool and adjacent areas, failure of Customer to perform any obligation to be performed by him hereunder, or other reason beyond RP control. The date of completion provided for herein shall be extended three (3) working days for each calendar day of delay caused by any or all of the events referred to in this paragraph. RP is not responsible for damage to improvement and appurtenance located in or reasonably adjacent to the access route or the pool site, including but not limited to such items as curbs, sidewalks, driveways, patios, lawns, trees, shrubs and sprinkler systems. RP is not responsible for damages caused by ground compaction by excavation equipment. RP is not responsible for flotation of pool. All pool dimensions are approximate with reasonable tolerance either way. The parties agree that RP shall have substantially completed performance in a good and workmanlike manner if all final surface dimensions are within 4% of the width and 2% of the length of the specific specified surface dimensions, and all final vertical dimensions are within 10% of the specified vertical dimension. Customer and RP agree that it is difficult and impractical to compute the actual damages in the event of deviation in pool dimensions. Customer and RP agree that liquidated damages for errors by RP shall be computed as follows: $30.00 per square foot multiplied by the difference between the water surface square foot area of the pool specified herein (less the 2% to 4% variance), and the actual water surface of the pool as construction and $50.00 an inch for variance of more than 10% of the vertical dimensions of the pool specified herein. However, in the event that specified pool depth is not attainable with the normal excavation equipment due to underground water, said, rock, or other unusual subsurface condition, beyond RP control, then RP and Customer shall agree upon attained depth with no penalty on RP. All allowance specified in this contract to be paid to owner for extra work done by owner or by owner’s agent, will be paid to owner at the completion of pool and extra work will not be the responsibility of RP.

4.

RESPONSIBILITIES OF CUSTOMER

If Customer authorizes access to adjacent properties for RP use during construction, Customer is required to obtain permission from the owner(s) of adjacent property for such use, and Customer agrees to be responsible and to hold RP harmless from any risks thereof. Customer receives permission from neighbors, in writing, and gives RP permission to cross neighbor’s property. Customer is required at his expense to do all construction and other acts necessary, and to meet all conditions necessary, to allow RP to complete the work as provided in this contract. Customer to finish all soils reports. Customer has directed the location of the pool and other improvements and equipment as shown on the attached pool drawing and where such location (or other location approved or directed by Customer) is used there shall be no liability on the part of RP for incorrect location of such pool, other improvement and equipment, or for encroachment or interference thereby upon the property, easements or rights of any third parties. Customer approves elevation of the pool. Customer understands trees and/or tree limbs may need to be cut for access purposes. Customer shall furnish any necessary variance and association permits or fees. Drainage beyond the pool site is to be provided by Customer and is to meet city and/or county requirements. If engineer’s letter is required before or during construction that alters the normal RP construction method, owner agrees to pay all engineering expenses and additional work required. No grading will be done by RP unless specified on the reverse side of this contract. Customer agrees to make payment called for by this contract on time, even though repairs under this contract may have been scheduled but not yet performed. All payment received later than three (3) days than the time due extended the completion date hereunder an additional three days for each late day. If completion of swimming pool is delayed by causes under Customer’s control for a period of more than thirty (30) days, Customer agrees to pay the increased labor and material, and equipment cost resulting from Customer’s delay. Contractor retains title to all pool equipment until purchase price and any extras are paid for in full. Customer will deliver payments to RP office (address at the top of this agreement) at each stage of construction as spelled out at the top of this agreement. Failure or delay of payment may halt construction. The pool is deemed complete when plastered. Owner or RP representative may not alter any portion of the Policies, Procedures and Conditions of this contract without prior written approval from an officer of RP.

Page #3 of 4 Buyers Initials________

TERMS, SPECIFICATIONS AND CONDITIONS

5.

Unless otherwise specified at the top of this contract, the Customer’s responsibility to the contractor is to furnish a clear access to pool site without any obstruction for a normal backhoe tractor and dump truck. In the event access is cut off before or during excavation through plaster, any extra expense to RP is not included under the terms of this contract, and becomes the Customer’s responsibility. Customer’s responsibility includes, but is not limited to, removal of fence, air conditioning, retaining walls, trees, low lines, gas meters, water sprinklers, water meters, etc. Unless otherwise specifically provided in their plans and specifications of this contract, RP has entered into this contract based upon the following assumptions of the facts and warranties of Customer.

The Customer will provide adequate access to Customer’s own property or through adjacent property for RP normal construction equipment to do the work, at no cost and no liability to RP.

That soil at and around the agreed upon pool site is compacted to at least ninety (90) percent of ASTM Standards for local area and has a bearing capacity of at least 1,000 pounds per square foot.

That soil at and around the agreed upon pool site is not of such and unstable nature and that water conditions are not of such a mature so as to preclude construction and operation of the pool in a normal manner and normal expense.

That there are no additional load conditions that may be imposed on the pool structure by existing or proposed adjacent structure which will require extra engineering.

That there are no rock formations, hard pan conditions, underground water, boulders, cesspools, septic tanks, gas lines, water pipes, sewer pipes, drain pipes, irrigation pipes, underground electrical conduit or other underground obstruction which would require blasting, jackhammer work, larger than normal excavation equipment or which would normally be required.

That owner’s electrical service and panel box will accommodate all the pool pumps and equipment necessary for the pool and no alteration or sub-panels are required.

Customer understands that the freeze guard devices which are intended to activate the pumps at near freezing temperatures is not in itself assurance that the pool, water, or equipment will not freeze and cause damage. It is also understood that the automatic water fill, if applicable, is not itself assurance that the pool water leveler will not operate and cause damage. It is the Customer’s sole responsibility to monitor freezing conditions and control proper water level in the pool.

If any of the foregoing assumptions of fact are not true, RP may, at its option, require additional cost for expenses or terminate this Contract with no further liability to either Customer or RP, except that Customer agrees to pay RP the actual cost or labor, materials, equipment, and permits already furnished and required to restore the premises plus 10%. It is understood, however, that the parties or owner may, by mutual agreement in written or arbitration deal with such event, or agree to a new Contract Agreement.

6.

GRADING, RETAINING WALLS AND FENCING:

Unless specified otherwise on the front of the Contract herein, none of the following is RP responsibility and shall specifically be Customer’s responsibility: grading and drainage beyond pool site, retaining walls removal or replacement of fencing, top soil and grass planting. Customer will assume full responsibility for hand rails, fence, and gates meeting code requirements and must be installed prior to plaster. Contractor recommends Customer install a fence around pool, whether required or not.

7.

PLUMBING AND UTILITIES:

Unless specified otherwise on the front of the Contract herein, existing plumbing lines, gas and water lines are not to be changed, and labor materials and equipment necessary for reroute or for replacement of water supply systems and utilities, including overhead and underground, and gas line hook up to pool equipment are not included under the terms of the Contract and shall be the responsibility of the Customer.

8.

ELECTRICAL SERVICE:

Unless specifically included, electrical work contemplates no change to existing service panel other than the addition of circuit breakers to distribute electrical current to new outlets. Changes to existing wiring not included. NEW SUB-PANELS IF NEEDED, WILL BE ADDED AT ADDITIONAL CUSTOMER CHARGE.

9.

DAMAGE TO WORK:

In the event work already performed is damaged by any cause beyond RP control and Customer elects to cancel work, or the work is ordered terminated by public authority, RP shall be paid for such work the amount agreed to in writing for such work, or if not so agreed, the cost price for such labor and material plus 20% of such cost necessary to replace work already performed shall be considered additional work to be paid for by the Customer in accordance with the preceding sentence. RP is not responsible for rain damage during construction.

10.

ASSIGNMENTS AND SUB-CONTRACT:

RP may assign or sub-Contract all or any portion of the work to be done.

11

DEFAULT:

In the event of default by Customer of any provisions of this Contract, Customer agrees to pay all collection cost and interest from date of default. Reasonable attorney’s fees shall be awarded to the prevailing party in any action brought under this Contract. Owners agree that in the event of breach or cancellation by Owner, Owner shall be responsible for changes to date of breach plus Contract profits.

12.

FINANCING:

RP may assist the Customer in obtaining financing but in no event are the financing agreements, as may be required by the Customer, a condition to this Contract and it is expressly agreed that the Customer is responsible solely for any such financing that may be required.

13.

COMPLETION:

Customer understands that completion time is a good faith estimate only and there will be no penalty to RP for exceeding time stated on the front of this Contract. (Definition of working day is Monday through Friday, not to include holidays, rainy days, and days delayed by city inspections, city change orders, or additional work orders by Customer. Pool is deemed complete when plastered.) Estimated completion time starts when excavation is completed.

14.

ARBITRATION:

All claims, disputes, and any other matters in question between the parties to this agreement which have not been resolved through either negotiations of the parties or mediation, which arise out of, or relate to this contract, shall be decided by binding arbitration in accordance with the rules of the American Arbitration Association then in effect, shall be heard and decided in Travis County, Texas, and judgment upon the award may be entered in any court having jurisdiction.

ACKNOWLEDGMENT PURSUANT TO MAGNUSON-MOSS FEDERAL WARRANTY ACT: CUSTOMER ACKNOWLEDGES THAT THE SALES REPRESENTATIVE FOR RELIANT POOLS HAS ORALLY INFORMED CUSTOMER THAT HE/SHE HAS COPIES IN A BINDER OF THE WARRANTIES FOR THE WARRANTED PRODUCTS BEING OFFERED FOR SALE. CUSTOMER ALSO ACKNOWLEDGES THAT HE/SHE HAS BEEN GIVEN THE OPPORTUNITY TO INSPECT THE WARRANTIES AT ANY TIME DURING THE SALES PRESENTATION. RELIANT POOLS IS NOT RESPONSIBLE FOR DAMAGES IN ACCESS OR AREAS WHICH EQUIPMENT MUST TRAVEL. RELIANT POOLS IS NOT RESPONSIBLE FOR DECKS, SETTLING, CRACKS, OR DISCOLORING. HOMEOWNER CAN NOT HIRE RELIANT POOLS CONTRACTORS OR EMPLOYEES FOR A PERIOD OF ONE YEAR DATE FROM DATE OF COMPLETION OF POOL .WHEN ALLOWANCES ARE SPECIFIED, CUSTOMER IS RESPONSIBLE FOR ANY AMOUNT OVER THE ALLOWANCE AMOUNT STATED IN THE FRONT OF THIS CONTRACT.

Page #4 of 4 Buyers Initials________